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                                                                    EXHIBIT 99.3

                               OFFER TO EXCHANGE
                        7.75% NOTES DUE 2005, SERIES B,
                          FOR ANY AND ALL OUTSTANDING
                              7.75% NOTES DUE 2005
                                       OF
                                  ONEOK, INC.

To The Depository Trust Company Participants:

     We are enclosing herewith the materials listed below relating to the offer by ONEOK, Inc., an Oklahoma corporation (the "Company"), to exchange up to $350,000,000 aggregate principal amount of its 7.75% Notes due 2005, Series B (the "Exchange Notes"), pursuant to an offering registered under the Securities Act of 1933 (the "Securities Act") for an equal principal amount of 7.75% Notes due 2005 (the "Old Notes") upon the terms and subject to the conditions set
forth in the Prospectus dated           , 2000 (as amended or supplemented from
time to time, the "Prospectus") of the Company and the related Letter of Transmittal (as amended or supplemented from time to time, the "Letter of Transmittal"), which together constitute the Company's offer (the "Exchange Offer").

     Enclosed herewith are copies of the following documents:

          1. Prospectus dated                , 2000;

          2. Letter of Transmittal;

          3. Notice of Guaranteed Delivery;

          4. Letter that may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer; and

          5. Instructions to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner.

     WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE
OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                , 2000,
UNLESS EXTENDED.

     The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

     To tender in the Exchange Offer, a holder must cause to be transmitted an Agent's Message (as defined below) in connection with a book-entry transfer and mail or otherwise deliver the Agent's Message, together with any other required documents, to Chase Bank of Texas, National Association (the "Exchange Agent"), prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Agent's Message and other required documents must be completed and received by the Exchange Agent at the address set forth in the Letter of Transmittal prior to 5:00 p.m., New York City time, on the Expiration Date. Confirmation of book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     The term "Agent's Message" means a message, transmitted by a book-entry transfer facility to, and received by, the Exchange Agent forming a part of a confirmation of a book-entry, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the Old Notes that such participant has received and agrees: (i) to participate in the Automated Tender Option Program ("ATOP"); (ii) to be bound by the terms of the Letter of Transmittal; and (iii) that the Company may enforce such agreement against such participant.

     Pursuant to the Letter of Transmittal, each holder will represent to the Company that (i) neither the holder nor any other person receiving the Exchange Notes is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) the holder is not a broker-dealer tendering Old Notes
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acquired directly from the Company, (iii) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (iv) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging, and does not intend to engage, in the distribution of the Exchange Notes, (v) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and (vi) the holder or any such other person acknowledges that if such holder or any other person is deemed to have participated in the Exchange Offer for the purpose of distributing the Exchange Notes, it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the interpretations by the staff of the Securities and Exchange Commission set forth in certain no-action letters issued to third parties in similar transactions and on which the Company is relying in making the Exchange Offer. Each participating broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities,
(ii) has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) to distribute the Exchange Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

     The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will not pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it.

     Additional copies of the enclosed material may be obtained from Chase Bank of Texas, National Association, 1201 Main Street, 18th Floor, Dallas, Texas 75202, Attention: Frank Ivins, Personal and Confidential.

                                            Very truly yours,

                                            ONEOK, Inc.

                                            By:

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF ONEOK, INC. OR CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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                                 INSTRUCTION TO
                      REGISTERED HOLDER AND/OR BOOK-ENTRY
                        TRANSFER PARTICIPANT FROM OWNER
                                       OF
                                  ONEOK, INC.
                              7.75% NOTES DUE 2005

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated
            , 2000 (the "Prospectus") of ONEOK, Inc. (the "Company") and a related Letter of Transmittal (which together constitute the "Exchange Offer"). Capitalized terms not defined herein have the meanings assigned to such terms in the Prospectus.

     This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

     $          of the 7.75% Notes Due 2005.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate statement):

     A. To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered):

     $          (1) of the 7.75% Notes Due 2005, and not to tender other Old
     Notes, if any, held by you for the account of the undersigned;

     OR

     B. NOT to tender any Old Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that pursuant to the Letter of Transmittal, each holder will represent to the Company that (i) neither the holder nor any other person receiving the Exchange Notes is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) the holder is not a broker-dealer tendering Old Notes acquired directly from the Company, (iii) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (iv) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in distribution of the Exchange Notes, (v) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and (vi) the holder or any such other person acknowledges that if such holder or any other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the interpretations by the staff of the Securities and Exchange Commission set forth in certain no-action letters issued to third parties in similar transactions and on which the Company is relying in making the Exchange Offer. Each participating broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into

---------------

(1) Must be in integral multiples of $1,000.
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any arrangement or understanding with the Company or any "affiliate" of the
Company (within the meaning of Rule 405 under the Securities Act) to distribute the Exchange Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Name of beneficial owner(s): ------------------------------

Signature(s): ------------------------------------------------------------------

Name(s) (please print): ----------------------------------------------

Address: -----------------------------------------------------------------------
                                                                      (zip code)

Telephone Number: ----------------------------------------------------
                           (area code)

Taxpayer Identification or Social Security Number: ---------

Date: --------------------------------------------------------------------------